Exhinit 10.15

Labor Contract

Party A (Employer): Guangxi Liuzhou Baicaotang Pharmaceutical Co., Ltd.
Address: No.102, Chengzhan Road, Liuzhou
Legal Representative (or Person in charge): Board of directors

Party B (Labor): Tang Huitian
Address: No.102, Chengzhan Road, Liuzhou
ID Number: 452701196108240311

This contract is signed on a mutually voluntary basis by and between Party A and Party B about Party A’s employment of Party B in accordance with the Labor Contract Law of People’s Republic of China for both parties to act in accordance with it.

Article One: Term of the Contract:
1. This labor contract is (choose one of it and finish the bank filling) B;
A. Labor contract with fixed term from ________to ________;
B. Labor contract with flexible term commencing on January 1st, 2008;
C. Take the completion of___ as a term.
2. Probation period included in this contract is____month(s) (from________to________)

Article Two Working Place: Guangxi (autonomous area or municipality directly under the Central Government) Liuzhou (county)____ Road   No.____.

Article Three Working content:
1.
Party B agrees to take the position of chairman of the board in Party A’s board of directors (or post); specific working content of Party B should implement in accordance with responsibility of position of Party A.

2.
If Party B is not qualified with the position, Party A can adjust Party B’s position and confirm the remuneration of Party B in accordance with the position newly adjusted; if Party B refuses to accept the adjustment, Party A can inform Party B to dissolve contract 30 days in advance. Economic compensation shall be paid in accordance with state regulations.

3.	During working process, if Party A’s damage is caused by grievous fault or guilty intent of Party B, Party A is entitled to get recovery from Party B.

Article Four Working Hours and Rest and Vacation
1.
Working Hours: Party A guarantees Party B a working hour of no more than 8 hours per day, no more than 40 hours per week and at least one day of leave per week. Specific working hours will be arranged by Party A according to the status of production operation and Party B is obliged to follow it.

2.	Rest and Vacation: Party A arranges the rest and vacation of Party B in accordance with state regulations.

Article Five Remuneration
1.
Party B’s monthly salary is____Yuan, thereinto, during the probation period, Party B’s monthly salary is_____Yuan; (Should the piece-rate wage is applied, the salary will be paid in accordance with following criteria:___)

2.
For the purpose of the need of production operation, the working hours of Party B is extended by Party A, or Party B is arranged to work during rest days or statutory holidays, overtime pay shall be paid to Party B by Party A according to state standards.

3.	Party A guarantees to pay salary per month and the date shall be confirmed prior to 5th of each month.

Article Six Social Insurance
1.	Party A shall manage various kinds of social insurances for Party B according to state regulations and pay social insurance premiums;
2.	Social insurance premiums that shall be paid by Party B according to regulations of laws shall be withdrawn from the deserved salary of Party B by Party A and Party B shall not have objection.

Article Seven Labor Protection, Working Condition and Occupational Hazards Protection
Party A shall provide Party B with necessary tools and sites as well as other working conditions required in the work; Party A shall guarantee the working sites is in line with state regulation for safe production and take security precaution measures by law to prevent occupational diseases.

Article Eight
Party A establishes and improves all rules and regulations according to law and Party B shall strictly follow it.

Article Nine
Party B shall keep secret of all trade secrets, intellectual property, company confidential information and all those items that are not suitable to make public of Party A knowing from working process, or Party B shall honor his liability for the loss caused to Party A.

Article Ten
Party B shall promise not to maintain labor relations or sign employment restriction agreements with any other unit when signing this agreement. Otherwise, Party B shall bear sole responsibility for the loss caused to other units and Party A has no responsibility with it.

Article Eleven
Invalidation or Termination of Labor Contract:
1.	If Party B needs to dissolve the labor contract, Party B needs to inform Party A in written form 30 days in advance. Written notice subjects to the one delivered to the office of Party A;
2.	Items about invalidation or termination of labor contract shall be implemented in accordance with concerned regulations of Labor Contract Law and other regulations.
3.
Party B shall hand over the work items that he is in charge with and using property consigned by Party A to the appointed staff, on the occasion of invalidation or termination of labor contract. If the handover is not realized and loss of Party A is caused as a result of Party B’s fault, Party B shall compensate for it.

4.
Party B shall obtain economic compensation according to law as a result of the invalidation or termination of labor contract. But before the completion of handover from Party B to Party A, Party A shall withhold the economic compensation momentarily. If Party B still does not finish the handover 60 days after the invalidation or termination of labor contract, Party B is not entitled to ask Party A for economic compensation.

Article Twelve Other items agreed upon mutual agreement
1.
Party B shall not engage in any commercial activities same to or similar with or concerned with  his own work, or those within Party A’s business scope for himself or units, individuals other than Party A by using the convenience of working for Party A. If Party B breaches it, Party A is entitled to dissolve the labor contract with Party B.

2.
Party B must keep secret of Party A’s business secrets and must not disclose the secret to any unit or individual other than Party A. If Party B breaches it and brings economic loss or reputation damage or other negative consequences, Party A is entitled to call to account of Party B and ask for compensation.

3.
If Party B is funded by Party A in education with record of formal schooling or training, Party B shall work for Party A for more than 5 years (the term begins since the closing date of learning and training). If Party B doesn’t work for Party A for as required term of service and asks to leave from Party A, Party B shall return the study costs to Party A.

Article Thirteen
Controversies arises from the implementation of the contract shall be negotiated and treated in accordance with the reasonable and lawful principle of mutual understanding and mutual accommodation; if the negotiation fails, either part can turn to Labor Dispute Arbitration Committee to apply for arbitration.

Article Fourteen
Items not concerned in the contract shall be implemented according to laws, regulations, administration regulations and local laws and regulations.

Article Fifteen
This contract comes into effect after both of the parties signed or stamped in duplicate and each of the party holds one. Any change of the provision of this contract shall be in writing forms and signed or stamped by both of the parties to make confirmation.

Party A (stamp):                                 Party B (Signature):   Tang Huitian
Signing Representative (Signature):
Date: Jan. 3rd, 2009                         Date: Jan. 3rd, 2009

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